UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2015 (February 26, 2015)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 330-1000

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its February 26, 2015 meeting, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tredegar Corporation (the “Corporation”) approved several items relating to compensatory arrangements with its named executive officers. The details of these approvals are outlined below.

2015 Short-Term Incentive Plan

The Compensation Committee approved an annual cash incentive plan applicable to the Corporation’s executive officers and certain other key employees (the “2015 Incentive Plan”).

The 2015 Incentive Plan is intended to reward each participant based on the attainment of specific 2015 financial performance targets tied to 2015 working capital as a percent of sales (“WC%S”), which is weighted at 30%, and 2015 earnings before interest and taxes (“EBIT”), which is weighted at 70%. The WC%S or EBIT financial performance metrics must be achieved at least at the threshold level before any incentives can be earned. Under the 2015 Incentive Plan, Ms. Hellyar’s incentive cash payment opportunities are based on the financial performance of Film Products and evaluation of whether individual objectives are achieved. The incentive cash payment opportunities of Ms. Taylor and Messrs. O’Leary and King are based on the financial performance of Tredegar Corporation and evaluation of whether individual objectives are achieved. The Compensation Committee reviewed the annual financial targets for the 2015 Incentive Plan as part of its review and approval of the 2015 Incentive Plan.

The following short-term incentive cash payment opportunities are available under the 2015 Incentive Plan for the named executive officers:

		2015 Short-Term Incentive Cash Payment Opportunities
		(as a percentage of annual base salary)
Name	Title	Threshold	Target	Maximum
Nancy M. Taylor	President and CEO	22.5%	90%	180%
Kevin A. O’Leary	VP, CFO and Treasurer	15.0%	60%	120%
Mary Jane Hellyar	VP and Pres., Film Products	15.0%	60%	120%
A. Brent King	VP, General Counsel and Secy.	12.5%	50%	100%

Long-Term Incentive Awards

The Compensation Committee approved grants of performance stock units and restricted stock awards (the “Long-Term Incentive Awards”) in the amounts set forth below under the Amended and Restated 2004 Equity Incentive Plan (the “Equity Plan”) to each of the Corporation’s named executive officers. The grants will be made on March 5, 2015 (the “Grant Date”), which is the third business day following the Corporation’s release of its fourth quarter 2014 earnings.

Name	Title	Performance Stock Units	Restricted Stock

Nancy M. Taylor	President and CEO	47,794	15,141
Kevin A. O’Leary	VP, CFO and Treasurer	15,230	4,825
Mary Jane Hellyar	VP and Pres. Film Products	14,838	4,701
A. Brent King	VP, General Counsel and Secy.	12,919	4,093

The Compensation Committee established financial performance targets for the performance stock unit awards tied to the Corporation’s 2017 return on capital employed (“ROCE”). The performance stock units may be earned by the named executive officers at threshold, target or maximum levels based on achievement of specific ROCE performance targets. The performance stock unit awards were made pursuant to the terms of the Equity Plan and are subject to the terms of the Notice of Stock Unit Award and Stock Unit Award Terms and Conditions, substantially in the form filed as Exhibit 10.1 hereto.

The restricted stock awards become vested and nonforfeitable on the third anniversary of the Grant Date (i.e., March 5, 2018). Upon the issuance of the shares on the Grant Date, the named executive officer shall be entitled to vote the shares and shall be entitled to receive, free of all restrictions, ordinary cash dividends. The restricted stock awards were made pursuant to the terms of the Equity Plan and are subject to the terms of the Notice of Stock Award and Stock Award Terms and Conditions, substantially in the form filed as Exhibit 10.2 hereto.

The above descriptions of the terms of the Long-Term Incentive Awards are qualified in their entirety by the terms set forth in Exhibits 10.1 and 10.2 hereto, as applicable. Exhibits 10.1 and 10.2 are incorporated herein by reference.

2014 Short-Term Incentive Plan

In 2014, the Compensation Committee approved an annual cash incentive plan applicable to the Corporation’s executive officers and certain other key employees (the “2014 Incentive Plan”). Incentives were to be paid out under the 2014 Incentive Plan only if financial performance targets were met and individual objectives were achieved. During 2014, the short-term incentive compensation component of the Corporation’s executive compensation program was measured by performance relating to EBIT and WC%S objectives and also contained a regulator relating to the results of Film Products’ Flexible Packaging business, all as established by the Compensation Committee and described in the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2014. Under the 2014 Incentive Plan, EBIT was weighted at 70% and WC%S was weighted at 30%, and the regulator (the “Regulator”) relating to the results of Film Products’ Flexible Packaging business (the “Flexible Packaging Business”) would cause the earned bonus amount to decrease by 50% if certain financial performance metrics (relating to the Flexible Packaging Business’ earnings before interest and taxes and working capital as a percent of sales) were not met. For 2014, EBIT was below the threshold goal, WC%S was above the maximum level and the Regulator was not met, which led to payouts to three of the Corporation’s named executive officers in amounts between the executive’s threshold and target annual incentive cash payment opportunities, decreased by 50% due to the Regulator. The potential payouts to Ms. Taylor and Messrs. O’Leary and King (the Corporation’s named executive officers other than Ms. Hellyar) were based on straight line interpolation between their threshold and target annual incentive opportunities, decreased by 50% due to the Regulator. The amounts paid to Messrs. O’Leary and King were determined based on the above-described formula and the Chief Executive Officer’s assessment of their performance relative to their individual goals and objectives. The amount paid to Ms. Taylor was determined based on the above-described formula and the Compensation Committee’s assessment of Ms. Taylor’s performance relative to her individual goals and objectives.

Under the 2014 Incentive Plan, Ms. Hellyar’s incentive cash payment opportunities were based on the financial performance of Film Products, the Regulator and evaluation of whether individual objectives were achieved. For 2014, Film Products’ EBIT was below the threshold goal, Film Products WC%S was between the threshold and target levels and the Regulator was not met, which led to a payout to Ms. Hellyar in an amount between the threshold and target annual incentive opportunities, decreased by 50% due to the Regulator. The potential payout to Ms. Hellyar was based on straight line interpolation between the threshold and target annual incentive opportunities, and adjusted for the Regulator. The amount paid to Ms. Hellyar was determined based on the above-described formula and the Chief Executive Officer’s assessment of Ms. Hellyar’s performance relative to her individual goals and objectives.

The Compensation Committee approved the following incentive payments under the 2015 Incentive Plan for the following named executive officers:

Name	Title	Percent of Annual Base Salary	Dollar Value

Nancy M. Taylor	President and CEO	25%	$167,050
Kevin A. O’Leary	VP, CFO and Treasurer	17%	$59,117
Mary Jane Hellyar	VP and Pres., Film Products	7%	$25,131
A. Brent King	VP, General Counsel and Secy.	14%	$45,582

Executive Officer Base Salaries

The Compensation Committee approved the following base salary increases for its named executive officers:

Name	Merit Increase Percentage	Base Salary Following Increase

Nancy M. Taylor	3%	$755,276
Kevin A. O’Leary	6%	$371,339
Mary Jane Hellyar	3%	$383,469
A. Brent King	4%	$337,105

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions.

10.2	Form of Notice of Stock Award and Stock Award Terms and Conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: March 3, 2015	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions.

10.2	Form of Notice of Stock Award and Stock Award Terms and Conditions.